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                                                                  Exhibit 5.2
                               KILPATRICK STOCKTON LLP
                                1100 Peachtree Street
                                      Suite 2800
                             Atlanta, Georgia 30309-4530
                                    (404) 815-6175




June 9, 1997


Apple South, Inc.
Hancock at Washington
Madison, Georgia 30650

Apple South Financing I
c/o Apple South, Inc.
Hancock at Washington
Madison, Georgia 30650

Dear Sirs:

    This opinion letter is being delivered to you at your request in connection with our representation of Apple South, Inc., a Georgia corporation (the "Company") and Apple South Financing I, a Delaware business trust (the "Trust"), with regard to the registration under the Securities Act of 1933, as amended, on Form S-3 (the "Registration Statement") of resales of
(i) $3.50 Term Convertible Securities, Series A, of the Trust (the "TECONS"),
(ii) the Company's 7% Convertible Subordinated Debentures (the "Debentures") issued under the Indenture dated as of March 6, 1997, between the Company and First Union National Bank of Georgia, as Trustee, as it may be amended from time to time (the "Indenture"), (iii) the shares (the "Conversion Shares") of the Company's common stock, $0.01 par value per share, into which the Debentures and the TECONS are convertible, and (iv) the Preferred Securities Guarantee issued under the Preferred Securities Guaranty Agreement dated as of March 11, 1997, between the Company and First Union National Bank of Georgia, as Preferred Guarantee Trustee, as it may be amended from time to time (the "Guarantee").

    We are delivering this opinion in our capacity as counsel to the Company and the Trust solely in connection with the filing of the Registration Statement and the registration of the Debentures, the Conversion Shares and the Guarantee.


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Apple South, Inc.
Apple South Financing I
June 9, 1997
Page 2


    This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage, and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction with the Accord.

    The opinions set forth in this opinion letter are limited to the laws of the State of Georgia and the federal laws of the United States.

    Based upon and subject to the foregoing, it is our opinion that:

         (i) The execution and delivery of the Indenture and the Debentures have been duly authorized by all necessary corporate action of the Company, and the Indenture and the Debentures have been duly executed and delivered by the Company. The Indenture is a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, and the Debentures are the valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

         (ii) The Conversion Shares have been duly authorized by all necessary corporate action on the part of the Company and reserved for issuance, and, upon issuance thereof on conversion of the Debentures and TECONS, the Conversion Shares will be validly issued, fully paid, and nonassessable.

         (iii) The execution and delivery of the Guarantee has been duly authorized by all necessary corporate action of the Company, and the Guarantee has been duly executed and delivered by the Company. The Guarantee is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; provided that we express no opinion as to the enforceability of the Guarantee to the extent that it purports to provide that the guarantor thereunder shall be liable notwithstanding the unenforceability of any obligation guaranteed thereunder, but the inclusion of such provision in the Guarantee does not affect the enforceability of the other provisions of the Guarantee.



    This opinion letter is provided to the Company and the Trust for their use solely in connection with the filing of the Registration Statement, and may not be relied upon by any other person (other than the holders of TECONS) or for any other purpose without prior written consent.



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Apple South, Inc.
Apple South Financing I
June 9, 1997


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    We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to us under the caption "Legal Matters" therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Sction 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                             Very truly yours,

                             KILPATRICK STOCKTON LLP


                             By:  /s/    Larry D. Ledbetter
                                  ----------------------------
                                  Larry D. Ledbetter, Partner